Exhibit 99.1

Excerpts from the Preliminary Offering Memorandum of VICI Properties L.P., dated November 18, 2019

BASIS OF PRESENTATION

Unless the context otherwise requires or unless otherwise specified, (i) all references in this offering memorandum to the term “Holdings” refer to VICI Properties Inc., a Maryland corporation, (ii) all references to the “Operating Partnership” refer to VICI Properties L.P., a Delaware limited partnership, (iii) all references to “Co-Issuer” refer to VICI Note Co. Inc., a Delaware corporation, and (iv) all references to “Issuers” refers to the Operating Partnership and the Co-Issuer. Unless the context otherwise requires, or unless otherwise specified, all references in this offering memorandum to the terms “we,” “us” and “our” refer to the Operating Partnership and the Co-Issuer, together with their consolidated subsidiaries.

“Caesars” refers to Caesars Entertainment Corporation, a Delaware corporation, including any successors, and its subsidiaries, including any successors.

“Caesars Entertainment Outdoor” refers to the historical operations of the golf courses that were transferred from CEOC to VICI Golf on October 6, 2017.

“Caesars Lease Agreements” refers collectively to the CPLV Lease Agreement, the Non-CPLV Lease Agreement, the Joliet Lease Agreement and the HLV Lease Agreement, unless the context otherwise requires.

“CEC” refers to Caesars Entertainment Corporation, a Delaware corporation.

“Century Casinos” means Century Casinos, Inc., a Delaware corporation, and its subsidiaries.

“CEOC” refers to Caesars Entertainment Operating Company, Inc., a Delaware corporation, and its subsidiaries, prior to Formation Date, and following Formation Date, CEOC, LLC, a Delaware limited liability company, and its subsidiaries. CEOC is a subsidiary of CEC.

“CPLV CMBS Debt” refers to $1.55 billion of asset-level real estate mortgage financing of Caesars Palace Las Vegas, incurred by a subsidiary of the Operating Partnership on October 6, 2017.

“CPLV Lease Agreement” refers to the lease agreement for Caesars Palace Las Vegas, as amended from time to time, which will be combined with the HLV Lease Agreement into a single Las Vegas master lease upon the closing of the ERI/CEC Merger.

“Eldorado Transaction” refers to a series of transactions between us and ERI in connection with the ERI/CEC Merger, including the MTA Properties Acquisitions (as defined below), modifications to lease agreements, and rights of first refusal.

“ERI” refers to Eldorado Resorts, Inc., a Nevada corporation, and its subsidiaries, including any successors.

“ERI/CEC Merger” refers to the merger contemplated under an Agreement and Plan of Merger pursuant to which a subsidiary of ERI will merge with and into Caesars, with Caesars surviving as a wholly-owned subsidiary of ERI.

“Formation Date” refers to October 6, 2017.

“Greektown” refers to the real estate assets associated with the Greektown Casino-Hotel, located in Detroit, Michigan, which we purchased on May 23, 2019.

“Greektown Lease Agreement” refers to the lease agreement for Greektown, as amended from time to time.

“Hard Rock” means Hard Rock International, and its affiliate entities.

“HLV Additional Rent Acquisition” refers to the agreement to increase the annual rent payable to us with respect to the Harrah’s Las Vegas property by $15.0 million.

“HLV Lease Agreement” refers to the lease agreement for the Harrah’s Las Vegas facilities, as amended from time to time, which will be combined with the CPLV Lease Agreement into a single Las Vegas master lease agreement upon the closing of the ERI/CEC Merger.

“JACK Cincinnati” refers to the real estate assets associated with the JACK Cincinnati Casino, located in Cincinnati, Ohio, which we purchased on September 20, 2019.

“JACK Cincinnati Lease Agreement” refers to the lease agreement for JACK Cincinnati, as amended from time to time.

“Jack Entertainment” means JACK Entertainment LLC, and its subsidiary and affiliate entities.

“Joliet Lease Agreement” refers to the lease agreement for the facilities in Joliet, Illinois, as amended from time to time.

“June 2019 equity offering” refers to the offering by Holdings completed on June 28, 2019 of (i) 50,000,000 shares of its common stock at an offering price of $21.50 per share, resulting in net proceeds, after the deduction of the underwriting discount and expenses, of $1.0 billion and (ii) 65,000,000 shares of its common stock that are subject to forward sale agreements to be settled by September 2020.

“Lease Agreements” refer collectively to the Caesars Lease Agreements, the Penn National Lease Agreements and the JACK Cincinnati Lease Agreement, unless the context otherwise requires.

“Margaritaville” refers to the real estate of Margaritaville Resort Casino, located in Bossier City, Louisiana, which we purchased on January 2, 2019.

“Margaritaville Lease Agreement” refers to the lease agreement for Margaritaville, as amended from time to time.

“Master Transaction Agreement” means the master transaction agreement with ERI relating to the Eldorado Transaction.

“Non-CPLV Lease Agreement” refers to the lease agreement for regional properties leased to Caesars other than the facilities in Joliet, Illinois, as amended from time to time.

“Penn National” refers to Penn National Gaming, Inc., a Pennsylvania corporation, and its subsidiaries.

“Penn National Lease Agreements” refer collectively to the Margaritaville Lease Agreement and the Greektown Lease Agreement, unless the context otherwise requires.

“PropCo Revolving Credit Facility” refers to the five-year senior secured first lien revolving credit facility entered into by VICI PropCo, as amended from time to time.

“PropCo Notes” refers to $766.9 million aggregate principal amount of 8.0% second priority senior secured notes due 2023 issued by VICI PropCo and VICI FC Inc. in October 2017, of which approximately $498.5 million aggregate principal amount remains outstanding.

“PropCo Term Loan B Facility” refers to the seven-year senior secured first lien term loan B facility entered into by VICI PropCo in December 2017.

“VICI Golf” refers to VICI Golf LLC, a Delaware limited liability company that is the indirect owner and operator of Holdings’ golf segment business.

“VICI PropCo” refers to VICI Properties 1 LLC, a Delaware limited liability company, and a wholly owned subsidiary of the Operating Partnership.

NON-GAAP FINANCIAL MEASURES OF HOLDINGS

This offering memorandum presents Funds From Operations (“FFO”), pro forma FFO, Adjusted Funds From Operations (“AFFO”), pro forma AFFO, Adjusted EBITDA and pro forma Adjusted EBITDA, each of Holdings, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). Holdings believes FFO, pro forma FFO, AFFO, pro forma AFFO, Adjusted EBITDA and pro forma Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. These non-GAAP financial measures are presented with respect to Holdings and not the Operating Partnership or the Co-Issuer.

FFO and pro forma FFO are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts, Holdings defines FFO as net income (or loss) (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Holdings prepares pro forma FFO by adjusting FFO to give effect to the net income associated with certain recent acquisitions and other transactions as if each such transactions had been completed on January 1, 2018 (and only to the extent not reflected in historical financial results), including: (i) the Recently Completed Transactions (as defined below), (ii) the settlement of forward sale agreements from Holdings’ June 2019 equity offering relating to an aggregate of 65,000,000 shares of common stock, (iii) the Century Portfolio Acquisition (as defined below), (iv) the Eldorado Transaction, including the issuance of $1,750 million aggregate principal amount of notes in this offering, after deducting the initial purchasers’ discounts related to this offering, estimated offering expenses and the use of proceeds from the offering as described herein in “Use of Proceeds” and (v) the JACK Cleveland/Thistledown Acquisition (as defined below) (collectively, the “Pro Forma Transactions”). For a reconciliation of FFO and pro forma FFO to the most directly comparable U.S. GAAP measure, see “Summary—Summary Historical and Pro Forma Financial Data of Holdings.”

AFFO and pro forma AFFO are non-GAAP financial measures that Holdings uses as supplemental operating measures to evaluate its performance. Holdings calculates AFFO by adding or subtracting from FFO direct financing and sales-type lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to Holdings’ golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to Holdings’ golf course operations), impairment charges and gains (or losses) on debt extinguishment. Holdings prepares pro forma AFFO by adjusting AFFO to give effect to the net income associated with the Pro Forma Transactions as if the Pro Forma Transactions had occurred on January 1, 2018 (and only to the extent not reflected in historical financial results). For a reconciliation of AFFO and pro forma AFFO to the most directly comparable U.S. GAAP measure, see “Summary—Summary Historical and Pro Forma Financial Data of Holdings.”

Holdings calculates Adjusted EBITDA by adding or subtracting from AFFO interest expense and interest income (collectively, interest expense, net) and income tax expense. Holdings prepares pro forma Adjusted EBITDA by adjusting Adjusted EBITDA to give effect to the net income associated with the Pro Forma Transactions as if the Pro Forma Transactions had occurred on January 1, 2018 (and only to the extent not reflected in historical financial results). For a reconciliation of Adjusted EBITDA and pro forma Adjusted EBITDA to the most directly comparable U.S. GAAP measure, see “Summary—Summary Historical and Pro Forma Financial Data of Holdings.”

These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure Holdings’ ability to fund all of its cash needs, including its and its subsidiaries ability to fund capital improvement or to make interest payments on indebtedness. Investors are also cautioned that FFO, pro forma FFO, AFFO, pro forma AFFO, Adjusted EBITDA and pro forma Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including real estate investment trusts (“REITs”), due to the fact that not all real estate companies use the same definitions. Holdings’ presentation of these measures does not replace the presentation of Holdings’ financial results in accordance with GAAP.

The non-GAAP financial measures in this offering memorandum are presented for Holdings, the parent company of the Operating Partnership, and not the Operating Partnership or the Co-Issuer. For a description of the material differences between the consolidated financial statements of Holdings and the financial information of the Operating Partnership and the Co-Issuer, see “Material Differences between the Consolidated Financial Statements of Holdings and the Financial Information of the Issuers.”

Summary Historical and Pro Forma Financial Data of Holdings

The following summary historical consolidated financial and operating data of Holdings for the year ended December 31, 2018 and the period from October 6, 2017 to December 31, 2017, and the summary historical consolidated balance sheet data as of December 31, 2018 and December 31, 2017 have been derived from, and should be read together with, Holdings’ audited consolidated financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is included in Holdings’ Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this offering memorandum. See “Available Information and Incorporation by Reference.”

The summary historical consolidated financial information for each of the nine-month periods ended September 30, 2019 and 2018, and the balance sheet data as of September 30, 2019 have been derived from, and should be read together with, Holdings’ unaudited consolidated financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is included in Holdings’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which is incorporated by reference into this offering memorandum. In the view of Holdings and its subsidiaries, the unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial information for the interim periods. Interim results for the nine months ended and as of September 30, 2019 are not necessarily indicative of, and are not projections for, the results to be expected for any future period.

The following tables also set forth (i) certain summary pro forma consolidated and combined financial data as of September 30, 2019 and (ii) certain summary pro forma consolidated and combined financial data of Holdings for the twelve months ended September 30, 2019, which were calculated by subtracting the pro forma consolidated and combined financial data for the nine months ended September 30, 2018 from the pro forma consolidated and combined financial data for the year ended December 31, 2018, and adding the pro forma consolidated and combined financial data for the nine months ended September 30, 2019, in each case reflecting certain pro forma adjustments that are described below in summary and more fully in the section entitled “Unaudited Pro Forma Consolidated and Combined Financial Data of Holdings,” which is contained elsewhere in this offering memorandum.

The unaudited pro forma consolidated and combined balance sheet information of Holdings gives effect to (i) the issuance of shares of common stock upon settlement of the forward sale agreements entered into in connection with Holdings’ June 2019 equity offering relating to an aggregate of 65,000,000 shares of common stock, (ii) the Century Portfolio Acquisition and the JACK Cleveland/Thistledown Acquisition and (iii) the Eldorado Transaction, including the issuance of the notes in this offering, as if each such transaction had been completed as of September 30, 2019, as these transactions were not reflected in Holdings’ balance sheet as of September 30, 2019, and is not necessarily indicative of what Holdings’ financial position would have been if such transactions had actually been completed on September 30, 2019 and is not intended to project such information for any future date. The unaudited pro forma consolidated and combined statements of operations information give effect to (i) the Recently Completed Transactions (as defined below), (ii) the Century Portfolio Acquisition and the JACK Cleveland/Thistledown Acquisition, and (iii) the Eldorado Transaction, including the issuance of the notes in this offering, as if each such transaction had been completed on January 1, 2018 and is not necessarily indicative of what Holdings’ operating results and other data would have been if such transactions had actually been if such transactions had actually been completed on January 1, 2018 and is not intended to project such information for any future date.

The following summary historical consolidated financial and operating data is provided with respect to Holdings, the parent company of the Operating Partnership, and not the Issuers. For a description of the material differences between the consolidated financial statements of Holdings and the financial information of the Operating Partnership and the Co-Issuer, see “Material Differences between the Consolidated Financial Statements of Holdings and the Financial Information of the Issuers.”

	Historical				Pro forma
(In thousands)	Year Ended December 31, 2018	Period from October 6, 2017 to December 31, 2017	Nine Months Ended September 30,		Twelve Months Ended September 30, 2019
			2019	2018
			(unaudited)		(unaudited)
Statement of Operations:
Revenues	$897,977	$187,609	$657,261	$671,938	$1,411,171
Total operating expenses	140,023	43,413	41,520	109,666	51,959
Operating income	757,954	144,196	615,741	562,272	1,359,212
Interest expense	(212,663)	(63,354)	(176,936)	(158,365)	(348,196)
Interest income	11,307	282	15,861	7,504	19,664
Loss from extinguishment of debt	(23,040)	(38,488)	—	(23,040)	—
Income before income taxes	533,558	42,636	454,666	388,371	1,030,680
Income tax (expense) benefit	(1,441)	1,901	(1,098)	(884)	(5,028)
Net income	532,117	44,537	453,568	387,487	1,025,652
Net income attributable to non-controlling interest	(8,498)	(1,875)	(6,235)	(6,409)	(9,042)
Net income attributable to common stockholders	523,619	42,662	447,333	381,078	1,016,610
Other Operating Data:
FFO(1)	$523,619	$42,662	$447,333	$381,078	$1,016,610
AFFO(1)	525,632	84,068	472,939	385,767	951,540
Adjusted EBITDA(1)	722,453	145,083	616,932	533,036	1,257,128

	Historical			Pro Forma
	As of December 31,		As of September 30, 2019	As of September 30, 2019
(In thousands)	2018	2017
			(unaudited)	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$577,883	$183,646	$431,423	$272,410
Restricted cash	20,564	13,760	32,087	58
Short-term investments	520,877	—	342,767	—
Total assets	11,333,368	9,739,712	12,581,466	16,473,651
Debt, net	4,122,264	4,785,756	4,125,473	6,762,893
Non-controlling interests	83,573	84,875	83,755	94,459
Stockholders’ equity	6,901,022	4,776,364	8,074,069	9,357,413

(1)

FFO, pro forma FFO, AFFO, pro forma AFFO, Adjusted EBITDA and pro forma Adjusted EBITDA are not required by, or presented in accordance with, GAAP. These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). Holdings believes FFO, pro forma FFO, AFFO, pro forma AFFO, Adjusted EBITDA and pro forma Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of its business. For more information about how Holdings calculates FFO, pro forma FFO, AFFO, pro forma AFFO, Adjusted EBITDA and pro forma Adjusted EBITDA, see “Non-GAAP Financial Measures of Holdings.”

Because not all companies calculate FFO, pro forma FFO, AFFO, pro forma AFFO, Adjusted EBITDA and pro forma Adjusted EBITDA in the same way as Holdings does and other companies may not perform such calculations, those measures as used by other companies may not be consistent with the way Holdings calculates such measures and should not be considered as alternative measures of operating income or net income. Presentation of these measures does not replace the presentation of Holdings’ results in accordance with GAAP.

The following reconciles FFO, AFFO and Adjusted EBITDA to net income, and pro forma FFO, pro forma AFFO and pro forma Adjusted EBITDA to pro forma net income for the periods presented (in thousands):

	Historical			Pro Forma
(In thousands)	Year ended December 31, 2018	Period from October 6, 2017 to December 31, 2017	Nine Months ended September 30, 2019	Year ended December 31, 2018	Nine Months ended September 30, 2019	Nine Months ended September 30, 2018
			(unaudited)
Net income attributable to common stockholders	$523,619	$42,662	$447,333	$988,244	$758,226	$729,860
Real estate depreciation	—	—	—	—	—	—

FFO	523,619	42,662	447,333	988,244	758,226	729,860
Direct financing and sales-type lease adjustments attributable to common stockholders	(44,852)	(8,362)	(2,093)	(110,906)	(75,698)	(82,019)
Transaction and acquisition costs	393	9,039	4,749	393	4,749	—
Non-cash stock-based compensation	2,342	1,385	3,821	2,342	3,821	1,482
Amortization of debt issuance costs and original issue discount	5,976	156	18,180	14,268	24,399	10,696
Other depreciation	3,679	751	2,940	3,679	2,940	2,752
Capital expenditures	(899)	(51)	(1,991)	(899)	(1,991)	(744)
Loss on impairment	12,334	—	—	12,334	—	12,334
Loss on extinguishment of debt	23,040	38,488	—	23,040	—	23,040

AFFO	525,632	84,068	472,939	932,495	716,446	697,401
Interest expense, net	195,380	62,916	142,895	304,050	224,397	227,887
Income tax expense (benefit)	1,441	(1,901)	1,098	4,814	3,628	3,414

Adjusted EBITDA	$722,453	$145,083	$616,932	$1,241,359	$944,471	$928,702

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS OF HOLDINGS

The following unaudited pro forma consolidated and combined financial statements of Holdings have been prepared in accordance with Article 11 of Regulation S-X and give effect to the transactions described below. The unaudited pro forma consolidated and combined balance sheet gives effect to (i) the issuance of shares of common stock of Holdings upon settlement of the forward agreements entered into in connection with Holdings’ June 2019 equity offering, (ii) the Century Portfolio Acquisition and the JACK Cleveland/Thistledown Acquisition, and (iii) the Eldorado Transaction, including the issuance of the notes in this offering, as if each such transaction had been completed as of September 30, 2019, as these transactions were not reflected in Holdings’ balance sheet as of September 30, 2019. The unaudited pro forma consolidated and combined statements of operations of Holdings give effect to (i) the Recently Completed Transactions (as defined below), (ii) the Century Portfolio Acquisition and the JACK Cleveland/Thistledown Acquisition, and (iii) the Eldorado Transaction, including the issuance of the notes in this offering, as if each such transaction had been completed on January 1, 2018.

The following unaudited pro forma consolidated and combined financial statements are provided with respect to Holdings, the parent company of the Operating Partnership, and not the Operating Partnership or the Co-Issuer. For a description of the material differences between the consolidated financial statements of Holdings and the financial information of the Operating Partnership and the Co-Issuer, see “Material Differences between the Consolidated Financial Statements of Holdings and the Financial Information of the Issuers.”

Recently Completed Transactions

Octavius Tower and Harrah’s Philadelphia Acquisitions and Initial Lease Modifications (as defined below) with Caesars

•	The acquisition of Octavius Tower at Caesars Palace, Las Vegas completed on July 11, 2018 for a purchase price of $507.5 million;

•

The acquisition of Harrah’s Philadelphia in Chester Pennsylvania completed on December 26, 2018 for a purchase price of $241.5 million, which purchase price was reduced by $159.0 million to reflect the aggregate net present value of the Initial Lease Modifications, as defined below; and

•

In connection with the closing of the Harrah’s Philadelphia Acquisition, each of the Non-CPLV Lease Agreement and the CPLV Lease Agreement was amended to, among other things, (i) include Harrah’s Philadelphia and Octavius Tower, respectively, (ii) add a base rent escalation of 1.5% per year for years two through five of the Non-CPLV Lease Agreement, (iii) implement, from the commencement of the eighth lease year under the Formation Lease Agreements, minimum rent coverage ratios that may impact the base rent increases paid by Caesars to us, and (iv) commencing with the eighth lease year, reduce variable rent adjustments (increases or decreases) to 4.0% of revenue growth or decline, as applicable. The HLV Lease Agreement and the Joliet Lease Agreement were also amended at such time to be consistent with the Non-CPLV Lease Agreement and the CPLV Lease Agreement with respect to the aforementioned amendments. These amendments, which occurred on December 26, 2018, are collectively referred to as the “Initial Lease Modifications.”

Margaritaville Acquisition

•

The acquisition of Margaritaville Resort Casino, located in Bossier City, Louisiana completed on January 2, 2019 for a purchase price of $261.1 million and entry into a triple net lease agreement with Penn National.

Greektown Acquisition

•	The acquisition of Greektown Casino-Hotel, located in Detroit, Michigan completed on May 23, 2019 for a purchase price of $700.0 million and entry into a triple net lease agreement with Penn National.

JACK Cincinnati Acquisition

•

The acquisition of JACK Cincinnati Casino, located in Cincinnati, Ohio completed on September 20, 2019 for a purchase price of $558.3 million and entry into a triple net lease agreement with Hard Rock.

We refer to the Octavius Tower Acquisition, the Harrah’s Philadelphia Acquisition, the Initial Lease Modifications, the Margaritaville Acquisition, the Greektown Acquisition and the JACK Cincinnati Acquisition, collectively, as the “Recently Completed Transactions.”

Forward Share Settlement

•

The issuance of 65,000,000 shares of common stock of Holdings upon settlement of the forward agreements entered into in connection with Holdings’ June 2019 equity offering, which settlement will finance a portion of Holdings’ cash needs relating to the Century Portfolio Acquisition, the JACK Cleveland/Thistledown Acquisition and the Eldorado Transaction.

Century Portfolio Acquisition and JACK Cleveland/Thistledown Acquisition

Century Portfolio Acquisition

•	The Century Portfolio Acquisition for an aggregate purchase price of $278.0 million and entry into a triple net lease agreement with Century Casinos.

JACK Cleveland/Thistledown Acquisition

•	The JACK Cleveland/Thistledown Acquisition for a purchase price of $843.3 million and entry into a triple net lease agreement with a subsidiary of JACK Entertainment;

•	The funding of the JACK Cleveland loan in the amount of $50.0 million with a subsidiary of Rock Ohio Ventures LLC; and

•	The incurrence of $500.0 million of debt to finance a portion of the purchase price of the JACK Cleveland/Thistledown Acquisition and related fees and expenses.

Eldorado Transaction

•	The CPLV Additional Rent Acquisition for a purchase price of $1,189.9 million;

•	The HLV Additional Rent Acquisition for a purchase price of $213.8 million;

•	The Call Option Properties Acquisition for a purchase price of $1,809.5 million;

•	The financial statement impact of the Subsequent Lease Modifications;

•	The incurrence of $2,000.0 million of debt to finance a portion of Holdings’ cash needs relating to the Eldorado Transaction; and

•	The incurrence of $1,750.0 million of notes in this offering, the net proceeds of which will to repay in full the CPLV CMBS Debt and pay related fees and expenses.

The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and in many cases are based on estimates and preliminary information. The assumptions underlying the pro forma adjustments are described in the accompanying notes to the unaudited pro forma consolidated and combined financial statements of Holdings. We believe such assumptions are reasonable under the circumstances and reflect our best currently available estimates and judgments. However, no assurance can be given that the Century Portfolio Acquisition, the JACK Cleveland/Thistledown Acquisition or the Eldorado Transaction (including the refinancing of the CPLV CMBS Debt and related fees and expenses with the proceeds from this offering) will occur on the terms or timing contemplated herein, or at all. Similarly, the unaudited pro forma consolidated and combined financial statements include various assumptions, some of which are described in the accompanying notes, relating to our incurrence of $500.0 million of long-term debt to finance a portion of the purchase price for the JACK Cleveland/Thistledown Acquisition and $2,000.0 million of long-term debt to finance a portion of the purchase price for the Eldorado Transaction. While these assumptions are based on currently available information and market conditions, there can be no assurance that we will be successful in obtaining the financing or refinancing on the terms described herein or at all, and the actual terms of any such financing and refinancing transactions will depend on various factors, including our creditworthiness, interest rates, the structure of our debt, taxes and other factors at the time any such transactions take place. Furthermore, the unaudited pro forma consolidated and combined financial statements are not reflective of Holdings’ future financial condition or results of operations and do not necessarily reflect what our financial condition or results of operations would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated.

The unaudited pro forma consolidated and combined financial statements are derived from and should be read in conjunction with Holdings’ consolidated financial statements and related notes included in Holdings’ Annual Report and Holdings’ consolidated financial statements and related notes included in Holdings’ Quarterly Report on Form 10-Q for the quarters ended September 30, 2019 and 2018.

Unaudited Pro Forma Consolidated and Combined Balance Sheet

As of September 30, 2019

(in thousands, except share and per share amounts)

	VICI Properties Inc(a)	Forward Share Settlement		Century Acquisitions and JACK Cleveland/ Thistledown Acquistion		Eldorado Transaction		Total Pro Forma
Assets
Real estate portfolio:
Investments in direct financing and sales-type leases, net	$10,455,900	$—		$280,391	(d)	2,535,621	(d)	$13,271,912
Investments in loans and financing receivables	—	—		898,025	(d)	1,822,265	(d)	2,720,290
Investments in operating leases	1,086,658	—		—		(1,086,658	)(d)	—
Land	94,711	—		—		—		94,711
Cash and cash equivalents	431,423	1,314,594	(b)	(338,487	)(b)	(1,135,120	)(b)	272,410
Restricted cash	32,087	—		—		(32,029	)(b)	58
Short-term investments	342,767	—		(342,767	)(b)	—		—
Other assets	137,920	—		(4,537	)(e)	(19,113	)(e)	114,270

Total assets	$12,581,466	$1,314,594		$492,625		$2,084,966		$16,473,651

Liabilities
Debt, net	$4,125,473	$—		$492,625	(f)	$2,144,795	(f)	$6,762,893
Accrued interest	23,945	—		—		—		23,945
Deferred financing liability	73,600	—		—		—		73,600
Deferred revenue	250	—		—		—		250
Dividends payable	137,048	—		—		—		137,048
Other liabilities	147,081	—		—		(28,579	)(e)	118,502

Total liabilities	4,507,397	—		492,625		2,116,216		7,116,238

Stockholders’ equity
Common stock, $0.01 par value, 700,000,000 shares authorized 461,005,745 shares issued and outstanding at September 30, 2019 and 526,005,745 pro forma shares issued and outstanding	4,610	650	(c)	—		—		5,260
Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at September 30, 2019 and pro forma shares	—	—		—		—		—
Additional paid-in capital	7,816,233	1,313,944	(c)	—		—		9,130,177
Accumulated other comprehensive income	(77,116)	—		—		—		(77,116)
Retained earnings	246,587	—		—		(41,954	)(g)	204,633

Total VICI stockholders’ equity	7,990,314	1,314,594		—		(41,954)		9,262,954
Non-controlling interests	83,755	—		—		10,704	(h)	94,459

Total stockholders’ equity	8,074,069	1,314,594		—		(31,250)		9,357,413

Total liabilities and stockholders’ equity	$12,581,466	$1,314,594		$492,625		$2,084,966		$16,473,651

Unaudited Pro Forma Consolidated and Combined Statement of Operations

For the Nine Months Ended September 30, 2019

(in thousands, except share and per share amounts)

	VICI Properties Inc.(aa)	Recently Completed Transactions		Century Acquisitions and JACK Cleveland/ Thistledown Acquistion		Eldorado Transaction		Total Pro Forma
Revenues
Income from direct financing and sales-type leases	$603,300	$47,405	(ee)	$19,574	(gg)	$186,038	(ii)	$856,317
Income from operating leases	32,740	—		—		(32,740	)(ii)	—
Income from loans and financing receivables	—	—		51,154	(gg)	130,267	(ii)	181,421
Golf operations	21,221	—		—		—		21,221

Revenues	657,261	47,405		70,728		283,565		1,058,959
Operating Expenses
General and administrative	19,460	—		—		—		19,460
Depreciation	2,948	—		—		—		2,948
Golf operations	14,363	—		—		—		14,363
Acquisition and transaction expense	4,749	—		—		—		4,749

Total operating expenses	41,520	—		—		—		41,520

Operating income	615,741	47,405		70,728		283,565		1,017,439
Interest expense	(176,936)	—		(15,415	)(hh)	(72,306	)(jj)	(264,657)
Interest income	15,861	—		—		—		15,861

Income before income taxes	454,666	47,405		55,313		211,259		768,643
Income tax provision	(1,098)	(611	)(ff)	(318	)(ff)	(1,601	)(ff)	(3,628)

Net income	453,568	46,794		54,995		209,658		765,015

Less: Net income attributable to non-controlling interests	(6,235)	—		—		(554	)(kk)	(6,789)

Net income attributable to common shareholders	$447,333	$46,794		$54,995		$209,104		$758,226

Net income per common share
Basic								$1.45
Diluted								$1.45
Weighted average number of common shares outstanding
Basic								524,038,621 (ll)
Diluted								524,362,457 (ll)

Unaudited Pro Forma Consolidated and Combined Statement of Operations

For the Nine Months Ended September 30, 2018

(in thousands, except share and per share amounts)

	VICI Properties Inc. (bb)	Adoption of ASC 842 (dd)	Recently Completed Transactions		Century Acquisitions and JACK Cleveland/ Thistledown Acquistion		Eldorado Transaction		Total Pro Forma
Revenues
Income from direct financing and sales-type leases	$554,293	$—	$97,819	(ee)	$19,507	(gg)	$178,371	(ii)	$849,990
Income from operating leases	36,627	—	(3,886	)(ee)	—		(32,741	)(ii)	—
Income from loans and financing receivables	—	—	—		$51,290	(gg)	128,988	(ii)	180,278
Tenant reimbursement of property taxes	61,322	(61,322)	—		—		—		—
Golf operations	19,696	—	—		—		—		19,696

Revenues	671,938	(61,322)	93,933		70,797		274,618		1,049,964
Operating Expenses
General and administrative	20,145	—	—		—		—		20,145
Depreciation	2,757	—	—		—		—		2,757
Property taxes	61,598	(61,322)	—		—		—		276
Golf operations	12,832	—	—		—		—		12,832
Loss on impairment	12,334	—	—		—		—		12,334

Total operating expenses	109,666	(61,322)	—		—		—		48,344

Operating income	562,272	—	93,933		70,797		274,618		1,001,620
Interest expense	(158,365)	—	—		(15,415	)(hh)	(72,306	)(jj)	(246,086)
Interest income	7,504	—	—		—		—		7,504
Loss from extinguishment of debt	(23,040)	—	—		—		—		(23,040)

Income before income taxes	388,371	—	93,933		55,382		202,312		739,998
Income tax (provision) benefit	(884)	—	(611	)(ff)	(318	)(ff)	(1,601	)(ff)	(3,414)

Net income	387,487	—	93,322		55,064		200,711		736,584
Less: Net income attributable to non-controlling interests	(6,409)	—	—		—		(315	)(kk)	(6,724)

Net income attributable to common shareholders	$381,078	$—	$93,322		$55,064		$200,396		$729,860

Net income per common share
Basic									$1.41
Diluted									$1.41
Weighted average number of common shares outstanding
Basic									519,417,230 (ll)
Diluted									519,462,075 (ll)

Unaudited Pro Forma Consolidated and Combined Statement of Operations

For the Year Ended December 31, 2018

(in thousands, except share and per share amounts)

	VICI Properties Inc. (cc)	Adoption of ASC 842 (dd)	Recently Completed Transactions		Century Acquisitions and JACK Cleveland/ Thistledown Acquistion		Eldorado Transaction		Total Pro Forma
Revenues
Income from direct financing and sales-type leases	$741,564	$—	$128,024	(ee)	$26,021	(gg)	$238,799	(ii)	$1,134,408
Income from operating leases	47,972	—	(4,319	)(ee)	—		(43,653	)(ii)	—
Income from loans and financing receivables	—	—	—		68,367	(gg)	172,200	(ii)	240,567
Tenant reimbursement of property taxes	81,240	(81,240)	—		—		—		—
Golf operations	27,201	—	—		—		—		27,201

Revenues	897,977	(81,240)	123,705		94,388		367,346		1,402,176
Operating Expenses
General and administrative	24,429	—	—		—		—		24,429
Depreciation	3,686	—	—		—		—		3,686
Property taxes	81,810	(81,240)	—		—		—		570
Golf operations	17,371	—	—		—		—		17,371
Loss on impairment	12,334	—	—		—		—		12,334
Transaction and acquisition expense	393	—	—		—		—		393

Total operating expenses	140,023	(81,240)	—		—		—		58,783

Operating income	757,954	—	123,705		94,388		367,346		1,343,393
Interest expense	(212,663)	—	—		(20,554	)(hh)	(96,408	)(jj)	(329,625)
Interest income	11,307	—	—		—		—		11,307
Loss from extinguishment of debt	(23,040)	—	—		—		—		(23,040)

Income before income taxes	533,558	—	123,705		73,834		270,938		1,002,035
Income tax (provision) benefit	(1,441)	—	(815	)(ff)	(424	)(ff)	(2,134	)(ff)	(4,814)

Net income	532,117	—	122,890		73,410		268,804		997,221
Less: Net income attributable to non-controlling interests	(8,498)	—	—		—		(479	)(kk)	(8,977)

Net income attributable to common shareholders	$523,619	$—	$122,890		$73,410		$268,325		$988,244

Net income per common share
Basic									$1.90
Diluted									$1.90
Weighted average number of common shares outstanding
Basic									519,406,994 (ll)
Diluted									519,434,700 (ll)

Note 1—Balance Sheet Pro Forma Adjustments

(a)	Represents the balance sheet of Holdings as of September 30, 2019, as set forth in Holdings’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

(b)	Represents:

•

the estimated net proceeds from the physical settlement of the 65,000,000 shares of common stock associated with the forward sale agreements at the forward settlement price of $20.22 per share (the forward price as of September 30, 2019);

•	the cash and short-term investments used to pay for a portion of the aggregate purchase price of the Century Portfolio Acquisition and the JACK Cleveland/Thistledown Acquisition;

•	the cash portion of the aggregate purchase price of the Eldorado Transaction;

•	the release of restricted cash held in escrow upon the refinancing of the CMBS CPLV Debt, and

•	the payment of the bridge commitment and structuring fees upon termination of the Bridge Facilities.

(c)

Represents the net proceeds upon full physical settlement of the 65,000,000 shares of common stock associated with the forward sale agreements at the forward settlement price of $20.22 per share (the forward price as of September 30, 2019). The actual net proceeds that Holdings will receive from the settlement of the forward sales agreements will be based on numerous factors, including the settlement method and the forward sale price at the time of settlement. As a result, the actual net proceeds from the sale will likely differ from the net proceeds estimated for purposes of these unaudited pro forma consolidated and combined financial statements.

(d)	Represents:

The Century Portfolio Acquisition and the JACK Cleveland/Thistledown Acquisition as follows:

•	The Century Portfolio Acquisition accounted for as sales-type leases under ASC 842.

•

The JACK Cleveland/Thistledown Lease Agreement was determined to be and accounted entirely as a financing receivable in accordance with ASC 310—Receivables. The transaction met the definition of a sales-type lease under ASC 842, and it further met the definition of a sale leaseback transaction under ASC 842, under which the lease is accounted for as a financing in accordance with ASC 310—Receivables.

•	The JACK Cleveland loan accounted for as a financing receivable under ASC 310—Receivables.

The Eldorado Transaction as follows:

•

Upon the CPLV Additional Rent Acquisition, HLV Additional Rent Acquisition and resulting modification of the related leases, the CPLV Lease Agreement was reassessed and both the land and building components of the modified CPLV Lease Agreement were determined to be sales-type leases. As such, the land component, previously determined to be an operating lease, was reclassified as a sales-type lease.

•

The Call Option Properties Acquisition was determined to be and accounted entirely as a financing receivable in accordance with ASC 310—Receivables. The transaction met the definition of a sales-type lease under ASC 842, and it further met the definition of a sale leaseback transaction under ASC 842, under which the lease is accounted for as a financing in accordance with ASC 310—Receivables.

•

The amendments to the Joliet Lease Agreement and Non-CPLV Lease Agreement were determined to meet the definition of a modification under ASC 842. In accordance with modification guidance, the lease classifications were reassessed and the land and building components of the leases were determined to be sales-type leases. The operating land associated with the Non-CPLV Lease Agreement, previously classified as an Investment in operating leases, was reclassified as sales-type lease upon modification.

These investments are inclusive of an estimated $22.8 million of capitalized initial direct costs and loan origination fees that Holdings and its subsidiaries anticipate incurring in connection with these transactions, excluding the previously incurred costs noted in (e) below.

(e)	Represents:

•	$28.6 million payment of the bridge commitment and structuring fee.

•	$15.5 million in unamortized costs relating to the bridge commitment and structuring fee.

•

$8.1 million reclassification of previously incurred deferred costs associated with the Century Portfolio Acquisition, JACK Cleveland/Thistledown Acquisition and Eldorado Transaction as Investments in direct financing and sales-type leases.

(f)	Represents:

•	$500.0 million of long-term debt financing used to finance a portion of the purchase prices for the JACK Cleveland/Thistledown Acquisition; and

•	$2,000.0 million of long-term debt financing used to finance a portion of the purchase price for the Eldorado Transaction.

•	$1,750.0 million of notes issued in this offering, the net proceeds of which will be used to repay in full the CPLV CMBS Debt.

These borrowings are net of an estimated $62.6 million of deferred financing costs and original issue discount, inclusive of an estimated $25.7 million related to the refinancing of the CPLV CMBS Debt, that we anticipate incurring in connection with these financings. There can be no assurance that we will be able to obtain long-term debt financing on the terms described above, including those with respect to maturity or interest rate, or at all, especially if market or economic conditions change after the date of this offering memorandum. See paragraph (hh) and (jj) to Note 2—Statements of Operations Pro Forma Adjustments below. To the extent we are unable to obtain $2,000.0 million of long-term debt to finance a portion of the purchase price for the Eldorado Transaction or $500.0 million in long-term debt to finance a portion of the purchase price for the JACK Cleveland/Thistledown Acquisition, we intend to borrow a similar amount under the Bridge Facilities and/or our PropCo Revolving Credit Facility.

(g)	Represents the adjustment to retained earnings from the non-recurring items as follows:

•

$31.9 million, which represents Holdings’ share of the $42.6 million gain on lease modification as a result of the Subsequent Lease Modifications with the Eldorado Transactions. Such amounts are recognized as the difference between the carrying value of the net investment in direct financing leases or operating leases and the fair value of the net investment in sales-type leases subsequent to modification.

•	$55.9 million loss from extinguishment of debt as a result of the CPLV CMBS Debt refinancing in connection with this offering.

•	$15.5 million representing the full amortization of the bridge structuring and commitment fees as described in (f) above.

•	$2.5 million in legal and third-party leasing costs which are required to be expensed under ASC 842.

(h)	Represents the portion of the gain on lease modification as described in (g) above attributable to the non-controlling interest holder in the joint venture of our Joliet property.

Note 2—Statements of Operations Pro Forma Adjustments

(aa)	Represents Holdings’ results of operations for the nine months ended September 30, 2019, as set forth in Holdings’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

(bb)	Represents Holdings’ results of operations for the nine months ended September 30, 2018, as set forth in Holdings’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

(cc)	Represents Holdings’ results of operations for the year ended December 31, 2018, as set forth in Holdings’ Annual Report on Form 10-K.

(dd)	Represents the adjustments to the Statement of Operations to conform presentation for the adoption of ASC 842 to present on a net basis the payments of property taxes made directly by our tenants.

(ee)	Represents pro forma adjustments to revenues for the Recently Completed Transactions as follows:

Octavius Tower Acquisition, Harrah’s Philadelphia Acquisition and Initial Lease Modifications

•

$17.5 million of additional income from direct financing and sales-type leases for the nine months ended September 30, 2018 and $21.0 million of additional income from direct financing and sales-type leases for the year ended December 31, 2018 associated with the rent from Octavius Tower and Harrah’s Philadelphia and the impact of the Initial Lease Modifications. Pro forma cash received from the Octavius Tower Acquisition and Harrah’s Philadelphia Acquisition during the nine months ended September 30, 2018 and year ended December 31, 2018 was $41.1 million and $56.1 million, respectively. No adjustment was required for the nine months ended September 30, 2019 since the transactions closed during the year ended December 31, 2018.

•

$3.9 million decrease in income from operating leases for the nine months ended September 30, 2018 and $4.3 million decrease in income from operating leases for the year ended December 31, 2018 as a result of the modifications to the CPLV Lease Agreement pursuant to the Initial Lease Modifications and the resulting changes in the minimum rents due as well as changes in the allocation of income between the portion of the CPLV Lease Agreement accounted for as a direct financing lease and the portion accounted for as an operating lease. Such adjustment does not result in a change to the pro forma cash received under our lease agreements. No adjustment was required for the nine months ended September 30, 2019 since the Initial Lease Modifications took place during the year ended December 31, 2018.

Margaritaville Acquisition

•

$14.4 million of income from direct financing and sales-type leases for the nine months ended September 30, 2018 and $19.2 million of income from direct financing and sales-type leases for the year ended December 31, 2018. Pro forma cash received under the lease agreement was $17.4 million and $23.2 million during nine months ended September 30, 2018 and the year ended December 31, 2018. The adjustment for the nine months ended September, 2019 was determined to be immaterial as the Margaritaville Acquisition closed on January 2, 2019.

Greektown Acquisition

•

$17.4 million of additional income from direct financing and sales-type leases for the nine months ended September 30, 2019, $34.5 million of additional income from direct financing and sales-type leases for the nine months ended September 30, 2018 and $45.9 million of income from direct financing and sales-type leases for the year ended December 31, 2018. Pro forma cash received under the lease agreement during the nine months ended September 30, 2019, nine months ended September 30, 2018 and year ended December 31, 2018 was $41.7 million, $41.7 million and $55.6 million, respectively.

JACK Cincinnati Acquisition

•

$30.0 million of additional income from direct financing and sales-type leases for the nine months ended September 30, 2019, $31.4 million of additional income from direct financing and sales-type leases for the nine months ended September 30, 2018 and $41.9 million of income from direct financing and sales-type leases for the year ended December 31, 2018 . Pro forma cash received under the lease agreement during the nine months ended September 30, 2019, nine months ended September 30, 2018 and year ended December 31, 2018 was $32.5 million, $32.1 million and $42.8 million, respectively.

(ff)	Represents estimated federal, state and local taxes that are not reimbursable by our tenants.

(gg)	Represents pro forma adjustments to revenues for the Century Portfolio Acquisitions and JACK Cleveland/Thistledown Acquisition as follows:

Century Portfolio Acquisition

•

$19.6 million of additional income from direct financing and sales-type leases for the nine months ended September 30, 2019, $19.5 million of additional income from direct financing and sales-type leases for the nine months ended September 30, 2018 and $26.0 million of income from direct financing and sales-type leases for the year ended December 31, 2018. Pro forma cash received under the lease during the nine months ended September 30, 2019, nine months ended September 30, 2018 and year ended December 31, 2018 was $18.9 million, $18.8 million and $25.0 million, respectively.

JACK Cleveland/Thistledown Acquisition

•

$51.2 million of additional income from loan and financing receivables for the nine months ended September 30, 2019, $51.3 million of additional income from loan and financing receivables for the nine months ended September 30, 2018 and $68.4 million of income from loan and financing receivables for the year ended December 31, 2018. Pro forma cash received during the nine months ended September 30, 2019, nine months ended September 30, 2018 and year ended December 31, 2018 was $53.3 million, $52.8 million and $70.4 million, respectively.

(hh)

Represents the increase in interest expense for the incurrence of $500.0 million of long-term debt to finance a portion of the aggregate purchase price for the JACK Cleveland/Thistledown Acquisition, and related fees and expenses. For purposes of these pro forma consolidated and combined statements of operations, Holdings has assumed that the $500.0 million of long-term debt has a fixed interest rate of 3.90%, plus the amortization of debt issuance costs. There can be no assurance that Holdings or its subsidiaries will be able to obtain long-term debt financing on the terms described above, including those with respect to maturity or interest rate, or at all, especially if market or economic conditions change after the date of this offering memorandum. With regards to the fixed interest rate, Holdings has assumed that the incurrence of any floating rate debt would be fixed through an interest rate swap agreement for the entire floating rate notional balance. See paragraph (f) to Note 1—Balance Sheet Pro Forma Adjustment above.

(ii)	Represents pro forma adjustments to revenues for the Eldorado Transaction as follows:

•

$186.0 million of additional income from direct financing and sales-type leases for the nine months ended September 30, 2019, $178.4 million of additional income from direct financing and sales-type leases for the nine months ended September 30, 2018 and $238.8 million of income from direct financing and sales-type leases for the year ended December 31, 2018 associated with the rent from the CPLV Additional Rent Acquisition and the HLV Additional Rent Acquisition and the impact of the Subsequent Lease Modifications. Pro forma cash received from the CPLV Additional Rent Acquisition and the HLV Additional Rent Acquisition during the nine months ended September 30, 2019, nine months ended September 30, 2018 and year ended December 31, 2018 was $75.4 million, $73.9 million and $98.5 million, respectively.

•

$32.7 million, $32.7 million and $43.7 million decreases in income from operating leases for the nine months ended September 30, 2019, nine months ended September 30, 2018 and year ended December 31, 2018, respectively, due to the reassessment of the lease classification resulting in the reclassification of the land component of the CPLV Lease Agreement from an operating lease to a sales-type lease. After giving effect to the Subsequent Lease Modifications, all rent under the modified CPLV Lease Agreement is recognized as a component of Income from direct financing and sales-type leases, net. Such adjustment does not result in a change to the pro forma cash received under our lease agreements.

•

$130.3 million, $129.0 million and $172.2 million of income from financing receivable for the nine months ended September 30, 2019, nine months ended September 30, 2018 and year ended December 31, 2018, respectively, associated with the rent from the Call Option Properties Acquisition. Pro forma cash received under the lease agreement relating to the Call Option Properties Acquisition during the nine months ended September 30, 2019, nine months ended September 30, 2018 and year ended December 31, 2018 was $117.2 million, $115.5 million and $154.0 million, respectively.

(jj)	Represents the pro forma debt financing associated with the Eldorado Transaction as follows:

•

$61.7 million, $61.7 million and $82.2 million additional interest expense for the nine months ended September 30, 2019, nine months ended September 30, 2018 and year ended December 31, 2018, respectively, for the incurrence of $2,000.0 million of long-term debt to finance a portion of the purchase price for the Eldorado Transaction, and related fees and expenses. For purposes of these pro forma consolidated and combined statements of operations, Holdings has assumed that the $2,000.0 million of long-term debt has a fixed interest rate of 3.90%, plus the amortization of debt issuance costs. With regards to the fixed interest rate Holdings has assumed that the incurrence of any floating rate debt would be fixed through an interest rate swap agreement for the entire floating rate notional balance. See paragraph (f) to Note 1—Balance Sheet Pro Forma Adjustment above.

•

$10.6 million, $10.6 million and $14.2 million increase in interest expense for the nine months ended September 30, 2019, nine months ended September 30, 2018 and year ended December 31, 2018, respectively, for the incurrence of $1,750.0 million of long-term debt financing to refinance the CPLV CMBS Debt as contemplated in this offering, and related fees and expenses. Holdings has assumed the $1,750.0 million of long-term debt has a fixed interest rate of 4.5%, plus the amortization of estimated debt issuance costs.

There can be no assurance that Holdings or its subsidiaries will be able to obtain long-term debt financing on the terms described above, including those with respect to maturity or interest rate, or at all, especially if market or economic conditions change after the date of this offering memorandum. To the extent Holdings or its subsidiaries are unable to obtain $2,000.0 million of long-term debt to finance a portion of the purchase price for the Eldorado Transaction, Holdings and its subsidiaries intend to borrow a similar amount under the Bridge Facilities and/or our PropCo Revolving Credit Facility.

(kk)	Represents the portion of the gain on lease modification as described in (h) in Note 1 above attributable to the non-controlling interest holder in the joint venture of our Joliet property.

(ll)

Pro forma earnings per share are based on historical weighted average shares of common stock outstanding, adjusted to assume the following shares were outstanding for the entire periods presented: (i) 65,000,000 shares of common stock to be issued by Holdings under the forward sale agreements (assuming full physical settlement thereof); (ii) 35,000,000 shares of common that Holdings issued in a public offering completed on June 28, 2019; and (iii) for the nine months ended September 30, 2018 and the year ended December 31, 2018, the 69,575,000 shares of common stock that Holdings issued in a public offering completed on February 5, 2018 and the 34,500,000 shares of common stock that Holdings issued in a public offering completed on November 19, 2018.